EXHIBIT 32.1

Section 1350 Certification

In connection with the Annual Report on Form 10-K of AnythingIT, Inc. (the “Company”) for the fiscal year ended June 30, 2014 as filed with the Securities and Exchange Commission (the “Report”), I, David Bernstein, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

September 23, 2014	/s/ David Bernstein
David Bernstein
Chief Executive Officer and Chief Financial Officer

  A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.